Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement and Prospectus (No. 333-259638) on Form S-4 of Petra Acquisition, Inc. of our report dated March 23, 2021, relating to the financial statements of Revelation Biosciences Inc., as of December 31, 2020 and for the period from May 4, 2020 (inception) to December 31, 2020 appearing in this Registration Statement and Prospectus on Form S-4.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

San Diego, CA

November 3, 2021